DREYFUS EDISON ELECTRIC INDEX FUND, INC.
                       DREYFUS STOCK INDEX FUND
                       PEOPLES INDEX FUND, INC.
                 PEOPLES S&P MIDCAP INDEX FUND, INC.
                  -----------------------------------
                 NOTICE OF SPECIAL MEETINGS OF STOCKHOLDERS
                  -----------------------------------
To the Stockholders:
         Special Meetings of Stockholders of each of Dreyfus Edison Electric Index Fund, Inc., Dreyfus Stock Index Fund, Peoples Index Fund, Inc. and Peoples S&P MidCap Index Fund, Inc. (each, a "Fund" and, collectively, the "Funds") will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, on Friday, November 3, 1995 at 10:00 a.m., for the following purposes:
         1.a. To approve a new Management Agreement between the Fund and The Dreyfus Corporation.
             b. To approve a new Index Management Agreement between The Dreyfus Corporation and Mellon Equity Associates.
         2.To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.
         Stockholders of record at the close of business on September 8, 1995 will be entitled to receive notice of and to vote at the meeting.
                                           By Order of the Board
                                           John E. Pelletier
                                           Secretary
New York, New York
September 1, 1995
----------------------------------------------------------------------------
                        WE NEED YOUR PROXY VOTE IMMEDIATELY


        A STOCKHOLDER MAY THINK HIS VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE SPECIAL MEETING OF STOCKHOLDERS OF EACH FUND WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE AFFECTED FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND(S) TO HOLD THE MEETING(S) AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.


----------------------------------------------------------------------------
                DREYFUS EDISON ELECTRIC INDEX FUND, INC.
                      DREYFUS STOCK INDEX FUND
                       PEOPLES INDEX FUND, INC.
                 PEOPLES S&P MIDCAP INDEX FUND, INC.
                      COMBINED PROXY STATEMENT
                     --------------------------
                   SPECIAL MEETING OF STOCKHOLDERS
              TO BE HELD ON FRIDAY, NOVEMBER 3, 1995
         This proxy statement is furnished in connection with a solicitation of proxies by the Board of each of Dreyfus Edison Electric Index Fund, Inc. ("Edison Electric Index Fund"), Dreyfus Stock Index Fund ("Stock Index
Fund"), Peoples Index Fund, Inc. ("Peoples Index Fund") and Peoples S&P
MidCap Index Fund, Inc. ("Peoples MidCap Index Fund") (each, a "Fund" and collectively, the "Funds") to be used at the Special Meeting of Stockholders of each Fund to be held on Friday, November 3, 1995 at 10:00 a.m., at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New
York, New York, for the purposes set forth in the accompanying Notice of Special Meetings of Stockholders. Stockholders of record at the close of business on September 8, 1995 are entitled to be present and to vote at the meeting. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Stockholders can vote only on matters affecting the Fund(s) of which they are stockholders. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If any enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy or by letter or telegram directed to the relevant Fund, which must indicate the stockholder's name and account number. To be effective, such revocation must be received prior to the relevant Fund's meeting. In addition, any stockholder who attends a meeting in person may vote by ballot at the relevant Fund meeting, thereby canceling any proxy previously given. See "Voting Information."
         As of August 15, 1995, the Funds had outstanding the following number of shares:
         FUND                                     NUMBER OF SHARES OUTSTANDING

Dreyfus Edison Electric Index Fund, Inc.                  5,615,943.469
Dreyfus Stock Index Fund                                 12,929,196.465
Peoples Index Fund, Inc.                                 18,224,572.183
Peoples S&P MidCap Index Fund, Inc.                       6,211,907.246


         It is estimated that proxy materials will be mailed to stockholders of record on or about September 11, 1995. The principal executive offices of each Fund are located at 200 Park Avenue, New York, New York 10166. COPIES OF EACH FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, BY WRITING TO THE FUND AT 144 GLENN CURTISS BOULEVARD, UNIONDALE, NEW YORK 11556-0144, OR BY CALLING TOLL-FREE 1-800-645-6561.
         Stockholders of each Fund will vote as a single class and will vote separately on each proposal on which stockholders of that Fund are entitled to vote. If a proposal is approved by stockholders of one Fund and disapproved by stockholders of any other Fund, the proposal will be implemented only for the Fund that approved the proposal. Therefore, it is essential that stockholders who own shares in more than one Fund complete, date, sign and return EACH proxy card they receive.
          Page 1
  PROPOSALS  1. A. CONSIDERATION OF A NEW MANAGEMENT AGREEMENT BETWEEN THE
                   FUND AND THE DREYFUS CORPORATION.
                B. CONSIDERATION OF A NEW INDEX MANAGEMENT AGREEMENT BETWEEN
                   THE DREYFUS CORPORATION AND MELLON EQUITY ASSOCIATES. INTRODUCTION


         In August 1994, The Dreyfus Corporation ("Dreyfus"), each Fund's administrator and sponsor, merged with a subsidiary of Mellon Bank, N.A. ("Mellon Bank"). As a result of such merger, Dreyfus has direct access to a comprehensive range of financial products and services provided by Mellon Bank Corporation ("Mellon") and its subsidiaries. Among these services are index management services of the type currently being provided to the Funds by entities unaffiliated with Dreyfus. Prior to the merger, Dreyfus did not have the ability to provide these services either directly or through affiliates.


         After considering the nature of the services currently provided the Funds by their existing index managers and by Dreyfus as administrator and those proposed to be provided by Dreyfus and its affiliates, as well as the costs to the Funds of such services, each Fund's Board determined to recommend the adoption of the Proposals set forth below. If the Proposals are adopted, (i) Dreyfus will serve as each Fund's manager, (ii) Mellon Equity Associates, an affiliate of Dreyfus, will serve as each Fund's index manager, and (iii) Boston Safe Deposit and Trust Company ("Boston Safe"), an affiliate of Dreyfus, will serve as each Fund's custodian. These services will be provided at a lower contractual rate than the rate to which the Funds currently are subject.

         In addition, Peoples Index Fund and Peoples MidCap Index Fund intend to operate under the respective names Dreyfus S&P 500 Index Fund and Dreyfus MidCap Index Fund to more closely identify them with the funds in the Dreyfus Family of Funds.

         At a meeting held on August 9, 1995, each Fund's Board of Directors, including a majority of the Directors who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "Act")) of the Fund (i) approved the entry by the Fund into a new Management Agreement (the "New Management Agreement") with Dreyfus, (ii) approved the entry by Dreyfus into a new Index Management Agreement (the "New Index Management Agreement") with Mellon Equity Associates, (iii) approved the entry by the Fund into a new Custody Agreement (the "New Custody Agreement") with Boston Safe, and
(iv) directed that the New Management Agreement and the New Index Management Agreement be submitted to Fund stockholders at this meeting. On the same day, Dreyfus agreed to terminate its existing Administration Agreement (the "Existing Administration Agreement") with each Fund, each Fund's Existing Index Manager (as defined below) agreed to terminate its existing Index Management Agreement (the "Existing Index Management Agreement") with the
Fund and each Fund's Existing Custodian (as defined below) agreed to terminate its existing Custody Agreement (the "Existing Custody Agreement") with the Fund, each subject to and effective upon the approval and implementat ion of both the New Management Agreement and the New Index Management Agreement.

         The annual fee payable by each Fund pursuant to the New Management Agreement, the aggregate annual fees currently payable by each Fund pursuant to the Existing Index Management Agreement, Existing Administration Agreement and Existing Custody Agreement and the amount by which such fees payable by each Fund will be reduced if the Proposals are approved, in each case expressed as a percentage of average daily net assets, are as follows:



                                                                           EXISTING INDEX             AMOUNT BY
                                                                           MANAGEMENT,                WHICH THE
                                                PROPOSED                   ADMINISTRATION             AGGREGATE OF THESE
NAME OF FUND                                    MANAGEMENT FEE             AND CUSTODY FEES           FEES WILL DECREASE
------------                                ---------------------          ----------------           ------------------
Dreyfus Edison Electric Index Fund, Inc.           .245%                        .280%                       .035%
Dreyfus Stock Index Fund                           .245%                        .330%                       .085%
Peoples Index Fund, Inc.                           .295%                        .310%                       .015%
Peoples S&P MidCap Index Fund, Inc.                .395%                        .440%                       .045%

           Page 2
         If a Fund's stockholders do not approve both the New Management Agreement and New Index Management Agreement for the Fund, the Fund's Board will take such action as it may deem to be in the best interests of the Fund's stockholders.
EXISTING INDEX MANAGERS AND EXISTING INDEX MANAGEMENT AGREEMENTS


         Wells Fargo Nikko Investment Advisors ("WFNIA"), located at 45
Fremont Street, San Francisco, California 94105, currently serves as index fund manager to Edison Electric Index Fund, Stock Index Fund and Peoples Index
Fund pursuant to separate Existing Index Management Agreements dated May 2, 1991, April 4, 1990 and April 4, 1990, respectively. World Asset Management ("WAM" and, together with WFNIA, an "Existing Index Manager"), located at 480 Pierce Street, Birmingham, Michigan 48009, currently serves as index fund manager to Peoples MidCap Index Fund pursuant to an Existing Index Management Agreement dated January 1, 1995. The date on which each Existing Index Management Agreement was last submitted to a vote of stockholders, the rate of the annual fee (expressed as a percentage of average daily net assets) payable by each Fund pursuant to its Existing Index Management Agreement and the amount of fees paid to the Existing Index Manager by the Fund for its last fiscal year (December 31 for Stock Index Fund and October 31 for each other Fund) were as follows:





                                                                                                      AMOUNT PAID
                                                                                                      TO EXISTING
                                                DATE AGREEMENT             CURRENT RATE OF            INDEX MANAGER
                                                LAST APPROVED              ANNUAL INDEX               DURING LAST
NAME OF FUND                                    BY STOCKHOLDERS            MANAGEMENT FEE             FISCAL YEAR
------------                                    ----------------           ---------------            ------------
Dreyfus Edison Electric Index Fund, Inc.        August 12, 1992                  .10%                    $ 88,756
Dreyfus Stock Index Fund                        August 8, 1991                   .15%                    $ 52,785*
Peoples Index Fund, Inc.                        August 8, 1991                   .10%                    $244,066**
Peoples S&P MidCap Index Fund, Inc.             March 31, 1995                   .10%                    $   -0- ***
--------------------
*       $116,361 was payable. This amount was reduced by $63,576 pursuant to an undertaking by the Existing Index Manager.
**      $274,298 was payable. This amount was reduced by $30,232 pursuant to an undertaking by the Existing Index Manager.
***     $72,970 was payable. This amount was waived in its entirety pursuant to undertakings by the Existing Index Manager and its predecessor.

         In addition, Wells Fargo Institutional Trust Company, N.A. ("WFITC"), an affiliate of WFNIA, currently serves as the custodian of Edison Electric Index Fund, Stock Index Fund and Peoples Index Fund. Comerica Bank (together with WFITC, the "Existing Custodian"), an affiliate of WAM, currently serves as the custodian of Peoples MidCap Index Fund. The amount of fees paid by each Fund to its Existing Custodian for the Fund's last fiscal year and the percentage of average daily net assets of the Fund such amount represented were as follows:


                                                                                                      AMOUNT PAID AS
                                                                  AMOUNT PAID TO                      A PERCENTAGE OF
                                                                  EXISTING CUSTODIAN                  AVERAGE DAILY
NAME OF FUND                                                      DURING LAST FISCAL YEAR             NET ASSETS
------------                                                      -----------------------             --------------
Dreyfus Edison Electric Index Fund, Inc.                                $ 34,169                            .04%
Dreyfus Stock Index Fund                                                $ 22,284                            .03%
Peoples Index Fund, Inc.                                                $ 38,774                            .01%
Peoples S&P MidCap Index Fund, Inc.                                     $ 27,114                            .04%

THE DREYFUS CORPORATION
         Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as each Fund's administrator under the Existing Administration Agreement. Dreyfus is a wholly-owned subsidiary of Mellon Bank, which is a wholly-owned sub-
          Page 3
sidiary of Mellon. As of August 2, 1995, Dreyfus managed or administered approximately $79 billion in assets for more than 1.8 million investor accounts nationwide.
         Mellon is a publicly owned multibank holding company incorporated under Pennsylvania law in 1971 and registered under the Federal Bank Holding Company Act of 1956, as amended. Mellon provides a comprehensive range of financial products and services in domestic and selected international markets. Mellon is among the twenty-five largest bank holding companies in the United States based on total assets. Mellon's principal wholly-owned subsidiaries are Mellon Bank, Mellon Bank (DE) National Association, Mellon Bank (MD), The Boston Company, Inc., AFCO Credit Corporation and a number of companies known as Mellon Financial Services Corporations. Through its subsidiaries, including Dreyfus, Mellon managed more than $200 billion in assets as of June 30, 1995, including approximately $73 billion in mutual fund assets. As of June 30, 1995, Mellon, through various subsidiaries, provided non-investment services, such as custodial or administration services, for more than $700 billion in assets, including approximately $71 billion in mutual fund assets.

         The Chairman of the Board and Chief Executive Officer of Dreyfus is Howard Stein. Other directors of Dreyfus are Mandell L. Berman, real estate consultant and private investor, Southfield, Michigan; Frank V. Cahouet, Chairman of the Board, President and Chief Executive Officer of Mellon, Pittsburgh Pennsylvania; Stephen E. Canter, Vice Chairman and Chief Investment Officer of Dreyfus; Alvin E. Friedman, Senior Adviser to Dillon, Read & Co., Inc., Investment Bankers, New York, New York; Lawrence M. Greene, former Legal Consultant to Dreyfus; Lawrence S. Kash, Vice Chairman-Distribution of Dreyfus; Robert E. Riley, President and Chief Operating Officer of Dreyfus; Julian M. Smerling, former Vice Chairman of the Board of Directors of Dreyfus; W. Keith Smith, Vice Chairman of The Board of Directors of Dreyfus; and Dr. David B. Truman, educational consultant and past President of Mt. Holyoke College and the Russell Sage Foundation, Hillsdale, New York.

MELLON EQUITY ASSOCIATES
         Mellon Equity Associates, located at 500 Grant Street, Pittsburgh, Pennsylvania 15258, is a registered investment adviser formed in 1987. As of June 30, 1995, Mellon Equity Associates and its employees managed approximately $7 billion in assets, including approximately $220 million in mutual fund assets seeking to replicate a benchmark index.
         The directors and executive officers of Mellon Equity Associates are: Phillip R. Roberts, Chairman of the Board; William P. Rydell, President and Chief Executive Officer; and W. Keith Smith, director.
NEW MANAGEMENT AGREEMENT
         Under the New Management Agreement, Dreyfus will be responsible for providing (i) the index management services currently provided to each Fund pursuant to the Existing Index Management Agreement and (ii) the administrative services currently provided under the Existing Administration Agreement. Dreyfus will have the right to engage other entities to assist it in performing such services. Under the New Management Agreement, Dreyfus will pay for, or arrange for the payment of, the custody services to be provided to each Fund by Boston Safe.
         Under the terms of each New Management Agreement, Dreyfus, subject to the supervision and approval of the Fund's Board of Directors in accordance with Maryland law, will manage the Fund's portfolio in accordance with its investment objective and policies and provide continuous supervision of the Fund's investment portfolio. In addition, Dreyfus will supply office facilities (which may be in its own offices), data processing services, clerical, accounting and bookkeeping services, internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; prepare reports to the Fund's stockholders, tax returns, reports to and filings with the Securities and Exchange Commission and state Blue Sky authorities; calculate the net asset value of the Fund's shares; and generally assist in all aspects of the Fund's operations. Dreyfus will bear all expenses in connection with the performance of its services under the New Management Agreement.
         As compensation for Dreyfus' services, each Fund has agreed to pay Dreyfus a monthly fee at the annual rate (expressed as a percentage of average daily net assets) set forth below. The fees payable to Dreyfus are not subject to reduction as the value of the respective Fund's net assets increase, but may be reduced pursuant to expense limitations in effect.

          Page 4
                                                  ANNUAL FEE PAYABLE UNDER NEW
    NAME OF FUND                                      MANAGEMENT AGREEMENT
    ------------                                  ----------------------------
    Dreyfus Edison Electric Index Fund, Inc.              .245%
    Dreyfus Stock Index Fund                              .245%
    Peoples Index Fund, Inc.                              .295%
    Peoples S&P MidCap Index Fund, Inc.                   .395%
         All expenses incurred in the operation of a Fund are borne by the Fund, except to the extent specifically assumed by Dreyfus or Mellon Equity Associates, as index manager. Dreyfus will pay for, or arrange for the payment of, the custody services to be provided to the Fund by Boston Safe. The expenses borne by each Fund include: organizational costs, taxes, interest, brokerage fees and commissions, if any, fees of Directors who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of Dreyfus or Mellon Equity Associates or any of their affiliates, Securities and Exchange Commission fees, state Blue Sky qualification fees, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining corporate existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and corporate meetings, and any extraordinary expenses.
         Each New Management Agreement provides that if in any fiscal year the aggregate expenses of the Fund (including fees pursuant to the New Management Agreement, but excluding taxes, brokerage, interest on borrowings and, with the prior written consent of the necessary state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Fund, the Fund may deduct from the fees to be paid to Dreyfus, or Dreyfus will bear, such excess expense to the extent required by state law. Such deduction or payment, if any, will be estimated daily, and reconciled and effected or paid, as the case may be, on a monthly basis.


         Each New Management Agreement will continue in effect until May 14, 1997, and thereafter shall continue automatically for successive annual periods ending on May 14th of each year, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) vote of a majority (as defined in the Act) of the Fund's outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Directors who are not "interested persons" (as defined in the Act) of any party to the New Management Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Each New Management Agreement may be terminated without penalty, on 60 days' notice, by the Fund's Board of Directors or by vote of the holders of a majority of the Fund's shares, or, upon not less than 90 days' notice, by Dreyfus. Each New Management Agreement will terminate automatically in the event of its assignment (as defined in the Act). A copy of the New Management Agreement in the form being presented for approval, and as approved by the Board of Directors, is set forth as Exhibit A to this Proxy Statement.


NEW INDEX MANAGEMENT AGREEMENT
         Under the terms of the New Index Management Agreement, Mellon Equity Associates, subject to the supervision and approval of Dreyfus and the Fund's Board of Directors, will provide investment advisory assistance and the day-to-day management of the Fund's assets, as well as statistical information with respect to the assets.


         As compensation for Mellon Equity Associates' services to the Fund under the New Index Management Agreement, Dreyfus has agreed to pay Mellon Equity Associates a monthly fee at the annual rate of .095 of 1% of the value of the Fund's average daily net assets for the preceding month. Each New Index Management Agreement also provides that Mellon Equity Associates pay, out of its sub-investment advisory fee or other sources available to it, for custody services to be provided to the Fund by Boston Safe.


         The New Index Management Agreement will continue until May 14, 1997, and thereafter automatically for successive annual periods ending on May 14th of each year, provided such continuance is specifically approved at least annually by the Board of Directors or by a majority (as defined in the Act) of the outstanding voting securities of the Fund, and pro-
          Page 5
vided that, in either event, the continuance is also approved by a majority of Directors who are not "interested persons" of any party to the New Index Management Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The New Index Management Agreement may be terminated without penalty (i) by Dreyfus on 60 days' notice to Mellon Equity Associates, (ii) by the Fund's Board of Directors or by vote of the holders of a majority of the Fund's outstanding voting securities on 60 days' notice to Mellon Equity Associates, or (iii) by Mellon Equity Associates on not less than 90 days' notice to the Fund and Dreyfus. The New Index Management Agreement will terminate automatically in the event of its assignment (as defined in the Act) or upon the termination of the New Management Agreement for any reason. A copy of the New Index Management Agreement, in the form being presented for approval, and as approved by the Board of Directors, is set forth as Exhibit B to this Proxy Statement.
BOARD CONSIDERATIONS
         Dreyfus caused the Funds to be organized because it believed the Dreyfus Family of Funds would be able to offer investors broader investment choices if one or more index funds were included as investment alternatives. At that time, Dreyfus did not have the ability to provide index management services to investment companies. Mellon Equity Associates, which became an affiliate of Dreyfus after Dreyfus' merger with a subsidiary of Mellon Bank, has considerable expertise in the index management business. As a result of the merger, Dreyfus now has the ability to provide index management services through the use of its affiliate. Since each Fund is part of the Dreyfus Family of Funds and is identified with the Dreyfus organization, each Fund's Board believes that having Dreyfus and its affiliates_which are capable of acting as described herein_serve in the capacities described herein would be beneficial to Fund stockholders.
         Each Fund's Board considered Mellon Equity Associates' expertise and determined that there would be no diminution in the scope and quality of index management and other services provided to the Fund by Mellon Equity Associates under the New Index Management Agreement and by Boston Safe under the New Custody Agreement. In evaluating Mellon Equity Associates' ability to provide index management services to the Funds, the Directors of each Fund received and considered information concerning Mellon Equity Associates' business organization, financial resources, personnel and other matters.
         The Board considered similar information with respect to Boston Safe's provision of custody services. Each Fund's Board found the annual fee to be charged the Fund for management, which also would pay for custody services, to be fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Each Fund's Board also considered information which suggested that certain efficiencies are available where a custodian is affiliated with an entity providing index management services. The Board took into account the fact that the services to be provided by Dreyfus, Mellon Equity Associates and Boston Safe would be provided at a lower contractual rate than the rate to which the Funds are currently subject.
VOTE REQUIRED AND DIRECTORS' RECOMMENDATION
         As to each Fund, approval of these proposals requires the affirmative vote of (a) 67% of the voting securities present at the meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.


EACH FUND'S BOARD, INCLUDING THE "NON-INTERESTED" BOARD MEMBERS, RECOMMENDS THAT (A) STOCKHOLDERS VOTE "FOR" APPROVAL OF THE NEW MANAGEMENT AGREEMENT BETWEEN THE FUND AND THE DREYFUS CORPORATION AND (B) STOCKHOLDERS VOTE "FOR" APPROVAL OF THE NEW INDEX MANAGEMENT AGREEMENT BETWEEN THE DREYFUS CORPORATION AND MELLON EQUITY ASSOCIATES


         Page 6
                            ADDITIONAL INFORMATION
         Premier Mutual Fund Services, Inc. (the "Distributor"), with principal offices at One Exchange Place, Boston, Massachusetts 02109, serves as each Fund's distributor. The Distributor's ultimate parent company is Boston Institutional Group, Inc.


         As of August 15, 1995 no officer or Director of the Funds beneficially owned any shares of a Fund.



                               VOTING INFORMATION


         If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of a Fund on a particular matter with respect to which the broker or nominee does not have discretionary power) or marked with an abstention (collectively, "abstentions"), the Fund's shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue. Accordingly, abstentions will have the effect of a "no" vote for purposes of abstaining the requisite approval of a proposal.




         In the event that a quorum is not present at a meeting, or if a quorum is present but sufficient votes to approve the Proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. In determining whether to adjourn a meeting, the following factors may be considered: the nature of the Proposal, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the meeting in person or by proxy. A stockholder vote may be taken for a Proposal in this Combined Proxy Statement prior to any adjournment if sufficient votes have been received for approval. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "FOR" a Proposal in favor of such adjournment, and will vote those proxies required to be voted "AGAINST" the Proposal against any adjournment. A quorum is constituted with respect to a Fund by the presence in person or by proxy of the holders of more than one-third of the Fund's outstanding shares entitled to vote at the meeting.


         The Stock Index Fund is a funding vehicle for variable annuity contracts and variable life insurance policies offered by the separate accounts of life insurance companies ("Participating Insurance Companies"). In accordance with current law, the Stock Index Fund anticipates that a Participating Insurance Company issuing a variable annuity contract or variable life insurance policy that participates in the Fund will request voting instructions from policy holders and will vote shares in proportion to the voting instructions received. For further information on voting rights, see the prospectus for the variable annuity contract or variable life insurance policy for information in respect of voting.
          Page 7




         As of August 15, 1995, the following persons were known by the relevant Fund to own 5% or more of the Fund's outstanding voting securities:
                                          NAME AND ADDRESS                            NUMBER              PERCENTAGE OF
NAME OF FUND                               OF STOCKHOLDER                           OF SHARES           SHARES OUTSTANDING
----------------                   ---------------------------                      ---------           ------------------
Dreyfus Edison Electric             State Street Bank & Trust Co., As             3,332,677.234               59.343
    Index Fund, Inc.                TTEE For Pacific Gas & Electric Co.
                                    Savings Fund Plan
                                    P.O. Box 1992
                                    Boston, MA 02105-1992
Dreyfus Stock Index Fund            Nationwide Variable Account II                4,654,765.679               36.002
                                    C/O IPO 47
                                    P.O. Box 182029
                                    Columbus, OH 43218-2029
                                    Travelers Fund U                              3,393,003.703               26.243
                                    One Tower Square
                                    6 MS Roger Ferland
                                    Hartford, CT 06188
                                    UNUM Life Insurance Company                   2,354,504.151               18.210
                                    UNUMTSA Annuity
                                    Mutual Fund Relations Area M279
                                    2211 Congress Street
                                    Portland, ME 04122
                                    Transamerica Occidental Life Insurance Co.    808,176.778                  6.250
                                    Separate Account VA-2L
                                    Securities Accounting
                                    1150 S. Olive St. Dept. B-5
                                    Los Angeles, CA 90015-2211
Peoples Index Fund, Inc.            Dreyfus Trust Company, TTEE                   2,162,869.170               11.867
                                    FDC Incentive Savings Plan
                                    Attn: Trust Officer
                                    144 Glenn Curtiss Boulevard
                                    Uniondale, NY 11556-0144
                                    Nationwide Qualified Plans Var A/C            1,737,513.514                9.533
                                    c/o IPO Co 67
                                    P.O. Box 182029
                                    Columbus, OH 43218-2029
                                    Charles Schwab & Co., Inc.                    1,524,394.307                8.364
                                    Reinvest Account
                                    Attn: Mutual Funds
                                    101 Montgomery St.
                                    San Francisco, CA 94104-4122
Peoples S&P MidCap                  Charles Schwab & Co., Inc.                      771,594.747               12.421
    Index Fund, Inc.                Reinvest Account
                                    Attn: Mutual Funds
                                    101 Montgomery St.
                                    San Francisco, CA 94104-4122
                                    Mac & Co.                                       437,422.553                7.041
                                    A/C 682-LOO
                                    Mellon Bank, N.A.
                                    Mutual Funds
                                    P.O. Box 320
                                    Pittsburgh, PA 15230-0320


         A stockholder who beneficially owns, directly or indirectly, more than 25% of a Fund's voting securities may be deemed a "control person" (as defined in the Act) of the Fund.
            Page 8
                              OTHER MATTERS
         None of the Funds' Boards is aware of any other matters which may come before the meeting. However, should any such matters with respect to one or more Funds properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.
         Dreyfus will bear the cost of soliciting proxies from stockholders. In addition to the use of the mails, proxies may be solicited personally, by telephone or by telegraph, and each Fund may pay persons holding shares of a Fund in their names or those of their nominees for their expenses in sending soliciting materials to their principals.
         Unless otherwise required under the Act, ordinarily it will not be necessary for a Fund to hold annual meetings of stockholders. As a result, a Fund's stockholders will not consider each year the election of Board members or the appointment of auditors. However, a Fund's Board will call a meeting of its stockholders for the purpose of electing Board members if, at any time, less than a majority of the Board members then holding office have been elected by stockholders. Under the Act, stockholders of record of not less than two-thirds of a Fund's outstanding shares may remove Board members of such Fund through a declaration in writing or by vote cast in person or by proxy at a meeting called for that purpose. Under each Fund's By-Laws, the Board members are required to call a meeting of stockholders for the purpose of voting upon the question of removal of any such Board members when requested in writing to do so by the stockholders of record of not less than 10% of such Fund's outstanding shares. Stockholders wishing to submit proposals for inclusion in a Fund's proxy statement for a subsequent stockholder meeting should send their written submissions to the principal executive offices of the Fund at 200 Park Avenue, New York, New York 10166,
Attention:  General Counsel.
                  NOTICE TO BANKS, BROKER/DEALERS AND
                   VOTING TRUSTEES AND THEIR NOMINEES


         Please advise the appropriate Fund, in care of The Shareholders Services Group, Inc., a subsidiary of First Data Corporation, Attention:
[NAME OF FUND], P.O. Box 9119, Quincy, Massachusetts 02269-9947, whether other persons are the beneficial owners of the shares for which proxies are being solicited from you, and if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN EACH ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED
                      ----
ENVELOPE.



Dated:  September 1, 1995
              Page 9
                                 EXHIBIT A


                                 FORM OF
                       NEW MANAGEMENT AGREEMENT


                            [NAME OF FUND]
                            200 PARK AVENUE
                        NEW YORK, NEW YORK 10166
                                                            __________, 1995
The Dreyfus Corporation
200 Park Avenue
New York, New York  10166
Dear Sirs:
         The above-named investment company (the "Fund") herewith confirms its agreement with you as follows:
         The Fund desires to employ its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its charter documents and in its Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board. The Fund desires to employ you to act as its manager.
         In this connection it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. Such person or persons may be officers or employees who are employed by both you and the Fund. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect. We have discussed and concur in your employing on this basis Mellon Equity Associates to act as the Fund's index manager (the "Index Manager") to provide day-to-day management of the Fund's investments.
         Subject to the supervision and approval of the Fund's Board, you will provide investment management of the Fund's portfolio in accordance with the Fund's investment objective and policies as stated in its Prospectus and Statement of Additional Information as from time to time in effect. In connection therewith, you will supervise the continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets conducted by the Index Manager. You will furnish to the Fund suc h statistical information, with respect to the investments which the Fund may hold or contemplate purchasing, as the Fund may reasonably request. The Fund wishes to be informed of important developments materially affecting its portfolio and shall expect you, on your own initiative, to furnish to the Fund from time to time such information as you may believe appropriate for this purpose.
         In addition, you will supply office facilities (which may be in your own offices), data processing services, clerical, accounting and bookkeeping services, internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; prepare reports to the Fund's stockholders, tax returns, reports to and filings with the Securities and Exchange Commission and state Blue Sky authorities; calculate the net asset value of the Fund's shares; and generally assist in all aspects of the Fund's operations. You shall have the right, at your expense, to engage other entities to assist you in performing some or all of the obligations set forth in this paragraph, provided each such entity enters into an agreement with you in form and substance reasonably satisfactory to the Fund. You agree to be liable for the acts or omissions of each such entity to the same extent as if you had acted or failed to act under the circumstances.
         You shall exercise your best judgment in rendering the services to be provided to the Fund hereunder and the Fund agrees as an inducement to your undertaking the same that neither you nor the Index Manager shall be liable hereunder for any error
           Page A-1
of judgment or mistake of law or for any loss suffered by the Fund, provided that nothing herein shall be deemed to protect or purport to protect you or the Index Manager against any liability to the Fund or to its security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder, or to which the Index Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under its Index Management Agreement with you or by reason of its reckless disregard of its obligations and duties under said Agreement.


         In consideration of services rendered pursuant to this Agreement, the Fund will pay you on the first business day of each month a fee at the annual rate of *1% of the value of the Fund's average daily net assets for the preceding month. Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information. The fee for the period from the date of hereof to the end of the month hereof shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.


         For the purpose of determining fees payable to you, the value of the Fund's net assets shall be computed in the manner specified in the Fund's charter documents for the computation of the value of the Fund's net assets.
         You will bear all expenses in connection with the performance of your services under this Agreement and will pay all fees of the Index Manager in connection with its duties in respect of the Fund. You will also pay for, or otherwise arrange for the payment of, the custody services to be provided to the Fund by Boston Safe Deposit and Trust Company. All other expenses to be incurred in the operation of the Fund (other than those borne by the Index Manager) will be borne by the Fund, except to the extent specifically assumed by you. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of you or any of your affiliates, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.
         If in any fiscal year the aggregate expenses of the Fund (including fees pursuant to this Agreement, but excluding interest, taxes, brokerage and, with the prior written consent of the necessary state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Fund, the Fund may deduct from the fees to be paid hereunder, or you will bear, such excess expense to the extent required by state law. Your obligation pursuant hereto will be limited to the amount of your fees hereunder. Such deduction or payment, if any, will be estimated daily, and reconciled and effected or paid, as the case may be, on a monthly basis.
         The Fund understands that you and the Index Manager now act, and that from time to time hereafter you or the Index Manager may act, as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Fund has no objection to your and the Index Manager's so acting, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more such companies or accounts which have available funds for investment, the available securities will be allocated in a manner believed to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for or disposed of by the Fund.
-----------------
*  Dreyfus Edison Electric Index Fund, Inc. _ .245
Dreyfus Stock Index Fund _ .245
Peoples Index Fund, Inc. (to operate under the name Dreyfus S&P 500 Index
Fund) _ .295
Peoples S&P MidCap Index Fund, Inc. (to operate under the name Dreyfus MidCap Index Fund)_ .395
              Page A-2
         In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.
         Neither you nor the Index Manager shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement and, in the case of the Index Manager, for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under its Index Management Agreement. Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee or agent or one under your control or direction even though paid by you.
         This Agreement shall continue until May 14, 1997, and thereafter shall continue automatically for successive annual periods ending on May 14th of each year, provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940, as amended) of the Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on 60 days' notice, by the Fund's Board or by vote of holders of a majority of the Fund's shares or, upon not less than 90 days' notice, by you. This Agreement also will terminate automatically in the event of its assignment (as defined in said
Act).
         The Fund recognizes that from time to time your directors, officers and employees may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "Dreyfus" as part of their name, and that your corporation or its affiliates may enter into investment advisory or other agreements with such other entities. If you cease to act as the Fund's investm ent adviser, the Fund agrees that, at your request, the Fund will take all necessary action to change the name of the Fund to a name not including "Dreyfus" in any form or combination of words.
         The Fund is agreeing to the provisions of this Agreement that limit the Index Manager's liability and other provisions relating to the Index Manager so as to induce the Index Manager to enter into its Index Management Agreement with you and to perform its obligations thereunder. The Index Manager is expressly made a third party beneficiary of this Agreement with rights as respects the Fund to the same extent as if it had been a party hereto.
         If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.
                                                Very truly yours,
                                                [NAME OF FUND]
                                                By:__________________________
Accepted:
THE DREYFUS CORPORATION
By:_______________________________
           Page A-3
                                   EXHIBIT B


                                   FORM OF
                      NEW INDEX MANAGEMENT AGREEMENT


                         THE DREYFUS CORPORATION
                              200 PARK AVENUE
                          NEW YORK, NEW YORK  10166
                                                           ____________, 1995
Mellon Equity Associates
500 Grant Street
Pittsburgh, Pennsylvania 15258
Dear Sirs:
         As you are aware, [Name of Fund] (the "Fund") desires to employ its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its charter documents and in its Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board. The Fund employs The Dreyfus Corporation ("Dreyfus") pursuant to a written agreement (the "Management Agreement"), a copy of which has been furnished to you. Dreyfus desires to employ you to act as the Fund's index manager.
         In this connection, it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. Such person or persons may be officers or employees who are employed by both you and the Fund. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect.
         Subject to the supervision and approval of Dreyfus, you will provide investment management of the Fund's portfolio in accordance with the Fund's investment objective and policies as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect. In connection therewith, you will supervise the Fund's investments and, if appropriate, the sale and reinvestment of the Fund's assets. You will furnish to Dreyfus or the Fund such statistical information, with respect to the investments which the Fund may hold or contemplate purchasing, as Dreyfus or the Fund may reasonably request. The Fund and Dreyfus wish to be informed of important developments materially affecting the Fund's portfolio and shall expect you, on your own initiative, to furnish to the Fund or Dreyfus from time to time such information as you may believe appropriate for this purpose.
         You shall exercise your best judgment in rendering the services to be provided hereunder, and Dreyfus agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by the Fund or Dreyfus, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to Dreyfus, the Fund or the Fund's security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.


         In consideration of the services rendered pursuant to this Agreement, Dreyfus will pay you, on the first business day of each month, out of the management fee it receives from the Fund and only to the extent thereof, a fee calculated daily and paid monthly at the annual rate of .095 of 1% of the value of the Fund's average daily net assets for the preceding month.


         Page B-1


         Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information. The fee for the period from the date hereof to the end of the month hereof shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable within 10 business days of the date of termination of this Agreement.


         For the purpose of determining fees payable to you, the value of the Fund's net assets shall be computed in the manner specified in the Fund's charter documents for the computation of the value of the Fund's net assets.
         You will bear all expenses in connection with the performance of your services under this Agreement. You also will pay, out of your fee to be received hereunder or from other sources available to you, for the custody services to be provided to the Fund by Boston Safe Deposit and Trust Company. All other expenses to be incurred in the operation of the Fund (other than those borne by Dreyfus) will be borne by the Fund, except to the extent specifically assumed by you. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of you or Dreyfus or any affiliate of you or Dreyfus, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.
         If in any fiscal year the aggregate expenses of the Fund (including fees pursuant to the Fund's Management Agreement, but excluding interest, taxes, brokerage and, with the prior written consent of the necessary state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Fund, Dreyfus may deduct from the fees to be paid hereunder, or you will bear such excess expense on a pro-rata basis with Dreyfus, in the proportion ("Your Proportion") that the index management fee payable to you pursuant to this Agreement bears to the fee payable to Dreyfus pursuant to the Management Agreement, to the extent required by state law. If Dreyfus fails to receive any portion of its fees under the Management Agreement, for any reason other than Dreyfus' voluntary waiver of such fees, your fee under this Agreement shall be reduced by Your Proportion of the amount which Dreyfus shall not have received. If Dreyfus waives receipt of any portion of its fees under the Management Agreement, your fee under this Agreement shall be reduced by Your Proportion of the amount which Dreyfus shall have waived, provided that in no event will any such waiver reduce the fee to be paid to you hereunder below the annual rate of .055 of 1% of the value of the Fund's average daily net assets during the period of such waiver. Dreyfus agrees to notify you in advance of any such waiver. Your obligations pursuant to this paragraph will be limited to the amount of your fees hereunder. Such deduction or payment, if any, will be estimated daily, and reconciled and effected or paid, as the case may be, on a monthly basis.
         Dreyfus understands that you now act, and that from time to time hereafter you may act, as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and Dreyfus has no objection to your so acting, provided that when purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by you which have available funds for investment, the available securities will be allocated in a manner believed by you to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for or disposed of by the Fund.
         In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.
        Page B-2
         You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or Dreyfus in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee, or agent or one under your control or direction even though paid by you.
         This Agreement shall continue until May 14, 1997, and thereafter shall continue automatically for successive annual periods ending on May 14th of each year, provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940, as amended) of the Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty (i) by Dreyfus upon 60 days' notice to you, (ii) by the Fund's Board or by vote of the holders of a majority of the Fund's shares upon 60 days' notice to you, or (iii) by you upon not less than 90 days' notice to the Fund and Dreyfus. This Agreement also will terminate automatically in the event of its assignment (as defined in said Act). In addition, notwithstanding anything herein to the contrary, if the Management Agreement terminates for any reason, this Agreement shall terminate effective upon the date the Management Agreement terminates.
         If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.
                                              Very truly yours,
                                              THE DREYFUS CORPORATION
                                              By:_________________________
Accepted:
MELLON EQUITY ASSOCIATES
By:__________________________

           Page B-3